Exhibit 10.99

PROMISSORY NOTE

Borrower:	Collectors Universe, Inc. 1921 E Alton Ave Santa Ana, CA 92705-5836	Lender:	ZB, N.A. dba California Bank & Trust 11622 El Camino Real, 2nd Floor San Diego, CA 92130

Principal Amount: $10,000,000.00	Date of Note: January 10, 2017

PROMISE TO PAY. Collectors Universe, Inc. (“Borrower) promises to pay to ZB, N.A. dba California Bank & Trust (“Lender”), or order, in lawful money of the United States of America, the principal amount of Ten Million & 00/100 Dollars ($10,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 10, 2020. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 10, 2017, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. Subject to designation of a different interest rate index by Borrower as provided below, the interest rate on this Note is subject to change from time to time based on changes in an independent index which is the 1 Month LIBOR rate. Lender’s LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender’s LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. As used herein, Lender’s LIBOR rate shall mean the rates per annum quoted by Lender as Lender’s 1 Month LIBOR rate based upon quotes from the London Interbank Offered Rate from the ICE Benchmark Administration Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.761% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.250 percentage points over the Index, resulting in an initial rate of 3.011%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 3651360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

VARIABLE RATE FLOOR. Notwithstanding anything to the contrary herein, if the interest rate is calculated with any LIBOR or LIBOR/Swap rate index plus a margin, then under no circumstances will the Index be less than zero percent (0%) per annum. To the extent there is an interest rate floor described in the VARIABLE INTEREST RATE paragraph which is different than the interest rate floor described in this paragraph, then the interest rate floor amount set forth in the VARIABLE INTEREST RATE paragraph shall be applicable. Under no circumstances will the interest rate on this Note be less than zero percent (0%) per annum.

INTEREST RATE OPTIONS. On the terms and subject to the conditions set forth herein, Borrower will be able to select, from one of the following Rate Options, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under this Note. Principal shall be payable as specified herein in the “Payment” section, and interest shall be payable as specified for each Rate Option. The following Rate Options are available to Borrower:

(A)     Default Option. The interest rate margin and index described in the “VARIABLE INTEREST RATE” paragraph herein (the “Default Option”).

(B)     Lender’s Thirty (30) Day LIBOR Rate. A margin of 2.250 percentage points over Lender’s Thirty (30) Day LIBOR Rate. For purposes of this Note, Lender’s Thirty (30) Day LIBOR Rate shall mean 30 day LIBOR rate. Lender’s LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender’s LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. As used herein, Lender’s LIBOR rate shall mean the rates per annum quoted by Lender as Lender’s 30 day LIBOR rate based upon quotes from the London Interbank Offered Rate from the ICE Benchmark Administration Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender. Interest based on this Rate Option is a floating rate and will change on and as of the date of a change in (the “Interest Period”). Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the “Highest Lawful Rate”) shall be made on the effective day of any change in the Highest Lawful Rate. Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period and, in the case of an Interest Period greater than three (3) months, at three month (3 month) intervals after the first day of such Interest Period.

PROMISSORY NOTE

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(C)     Lender’s Sixty (60) Day LIBOR Rate. A margin of 2.250 percentage points over Lender’s Sixty (60) Day LIBOR Rate. For purposes of this Note, Lender’s Sixty (60) Day LIBOR Rate shall mean 60 day LIBOR rate. Lender’s LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender’s LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. As used herein, Lender’s LIBOR rate shall mean the rates per annum quoted by Lender as Lender’s 60 day LIBOR rate based upon quotes from the London Interbank Offered Rate from the ICE Benchmark Administration Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender. Interest based on this Rate Option is a floating rate and will change on and as of the date of a change in Lender’s Sixty (60) Day LIBOR Rate (the “Interest Period”). Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the “Highest Lawful Rate”) shall be made on the effective day of any change in the Highest Lawful Rate. Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period and, in the case of an Interest Period greater than three (3) months, at three month (3 month) intervals after the first day of such Interest Period.

(D)     Lender’s Ninety (90) Day LIBOR Rate. A margin of 2.250 percentage points over Lender’s Ninety (90) Day LIBOR Rate. For purposes of this Note, Lender’s Ninety (90) Day LIBOR Rate shall mean 90 day LIBOR rate. Lender’s LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender’s LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. As used herein, Lender’s LIBOR rate shall mean the rates per annum quoted by Lender as Lender’s 90 day LIBOR rate based upon quotes from the London Interbank Offered Rate from the ICE Benchmark Administration Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender. Interest based on this Rate Option is a floating rate and will change on and as of the date of a change in Lender’s Ninety (90) Day LIBOR Rate (the “Interest Period”). Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the “Highest Lawful Rate”) shall be made on the effective day of any change in the Highest Lawful Rate. Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period and, in the case of an Interest Period greater than three (3) months, at three month (3 month) intervals after the first day of such Interest Period.

(E)     Lender’s 180 Day LIBOR Rate. A margin of 2.250 percentage points over Lender’s 180 Day LIBOR Rate. For purposes of this Note, Lender’s 180 Day LIBOR Rate shall mean the rates per annum quoted by Lender as Lender’s One Hundred Eighty (180) Day LIBOR rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender. This definition of Lender’s LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender’s LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future. Interest based on this Rate Option is a floating rate and will change on and as of the date of a change in Lender’s 180 Day LIBOR Rate (the “Interest Period”). Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the “Highest Lawful Rate”) shall be made on the effective day of any change in the Highest Lawful Rate. Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period and, in the case of an Interest Period greater than three (3) months, at three month (3 month) intervals after the first day of such Interest Period.

(F)     Wall Street Journal. A margin of -0.250 percentage points under Wall Street Journal. For purposes of this Note, Wall Street Journal shall mean the highest rate, if published as a range for the Wall Street Journal Prime Rate of Interest. Interest based on this Rate Option is a floating rate and will change on and as of the date of a change in Wall Street Journal (the “Interest Period”). Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the “Highest Lawful Rate”) shall be made on the effective day of any change in the Highest Lawful Rate. Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

The following provisions concerning Rate Options are a part of this Note:

Selection of Rate Options. Provided Borrower is not in default under this Note, Borrower may request (a “Rate Request”) that a $1.00 increment or any amount in excess thereof (an “Increment”) of the outstanding principal of, or amounts to be disbursed under, this Note bear interest at the selected rate. Borrower may make this Rate Request by telephonic notice, however no later than 10:00 AM PDT three (3) business days prior to the effective date of the Rate Request to permit Lender to quote the rate requested.

Applicable Interest Rate. Borrower’s Rate Request will become effective, and interest on the increment designated will be calculated at the rate (the “Effective Rate”), which Borrower requested, for the applicable Interest Period, subject to the following:

(1)     Notwithstanding any Rate Request, interest shall be calculated on the basis of the Default Option if (a) Lender, in good faith, is unable to ascertain the requested Rate Option by reason of circumstances then affecting the applicable money market or otherwise, (b) it becomes unlawful or impracticable for Lender to maintain loans based upon the requested Rate Option, or (c) Lender, in good faith, determines that it is impracticable to maintain loans based on the requested Rate Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such Rate Options. Upon the occurrence of any of the events described in this “Interest Rate Options” section, any increment to which a requested Rate Option applies shall be immediately (or at the option of Lender, at the end the current applicable Interest Period), without further action of Lender or Borrower, converted to an increment to which the Default Option applies.

PROMISSORY NOTE

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(2)     Borrower may have no more than a total of 6 Effective Rates applicable to amounts outstanding under this Note at any given time.

(3)     A Rate Request shall be effective as to amounts to be disbursed under this Note only if, on the effective date of the Rate Requests, such amounts are in fact disbursed to or for Borrower’s account in accordance with the provisions of this Note and any related loan documents.

(4)     Any amounts of outstanding principal for which a Rate Request has not been made, or is otherwise not effective, shall bear interest until paid in full at the Default Option.

(5)     Any amounts of outstanding principal bearing interest based upon a Rate Option shall bear interest at such rate until the end of the Interest Period for that Rate Option, and thereafter shall bear interest based upon the Default Option unless a new Rate Request for a Rate Option complying with the terms hereof has been made and has become effective.

(6)     Upon default Lender shall no longer be obligated to honor any Rate Requests.

(7)     No Interest Period shall extend beyond the maturity date of this Note.

Notices: Authority to Act. Borrower acknowledges and agrees that the agreement of Lender herein to receive certain notices by telephone is solely for Borrower’s convenience. Lender shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Lender shall have no liability to Borrower on account of any action taken by Lender in reliance upon such telephonic notice. Borrower’s obligation to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic notice.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $200.00. Other than Borrower’s obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrowers obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: ZB, N.A. dba California Bank & Trust; 11622 El Camino Real, 2nd Floor; San Diego, CA 92130.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 6.000% of the regularly scheduled payment or $500.00, whichever is less.

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 5.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

PROMISSORY NOTE

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Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of San Diego County, State of California.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: Joseph Wallace, CFO of Collectors Universe, Inc. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

DEPOSIT ACCOUNT SECURITY. Borrower hereby grants a security interest to Lender in any and all deposit accounts (checking, savings, money market or time) of Borrower at Lender, now existing or hereinafter opened, to secure its Indebtedness hereunder. This includes all deposit accounts Borrower holds jointly with someone else.

JURY WAIVER; JUDICIAL REFERENCE. Borrower and Lender each waive their respective rights to a trial before a jury in connection with any disputes related to this Note, the loan evidenced hereby and any other loan documents in connection herewith and therewith. Such disputes include without limitation any claim by Borrower or Lender, claims brought by Borrower as a class representative on behalf of others, and claims by a class representative on Borrower’s behalf as a class member (so-called “class action” suits). This provision shall not apply if, at the time an action is brought, Borrower’s loan is funded or maintained in a state where this jury trial waiver is not permitted by law.

If a jury trial waiver is not permitted by applicable law and a dispute arises between Borrower and Lender with respect to this Note, its enforcement or the transactions contemplated by the related loan documents, either of Borrower or Lender may require that it be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the dispute is subject to a judicial reference proceeding. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The referee shall be appointed to sit with all of the powers provided by law. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare an award with written findings of fact and conclusions of law and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender’s right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property or to comply with legal process involving Borrower’s accounts or other property.

PROMISSORY NOTE

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ONLINE BANKING - LOAN PAYMENTS. From time to time, Lender may (but shall not be required to) permit loan payments to be made through its online banking website. Lender may impose or change any terms, conditions or restrictions with respect to making such online loan payments, including without limitation the minimum or maximum payment amounts, the types of accounts from which loan payments may be made and the types of payments that may be made online (including without limitation ordinary installment payments, principal-only payments or other types of payments). Whether Borrower is permitted to make online loan payments, and Lender’s applicable terms, conditions and restrictions if such payments are permitted, will be reflected in the features available online when a user logs into the Lender’s online banking website. By making any loan payments online, Borrower agrees to be bound by any such terms, conditions and restrictions imposed by Lender. Lender shall have the right to terminate Borrower’s online loan payment capability at any time in Lender’s sole discretion.

DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT THE UNDERSIGNED REPRESENTS AND AGREES THAT; (A) THIS AND THE RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, (C) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned’s affiliates or principals, to Lender or Lender’s affiliates (the “Obligations”), nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and Lender’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender’s affiliates. As used in this paragraph, the word “undersigned” does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

BUSINESS LOAN AGREEMENT. This Note is subject to the terms and conditions of that Business Loan Agreement executed by Borrower in favor of Lender on January 10, 2016, as amended or restated from time to time.

PROHIBITED DRUG LAW ACTIVITIES. Notwithstanding any other provision herein or in any other document, agreement or instrument relating to the loan evidenced hereby or other financial accommodations extended by Lender to Borrower (collectively, the “Loan”) or guaranty thereof, whether now existing or hereafter arising (collectively, the “Loan Documents’), regarding the use, occupancy or leasing of all or any portion of real property owned, occupied or used by Borrower (collectively, the “Premises”) and without limiting the generality of any of the negative covenants of Borrower herein, Borrower shall not use or occupy, or permit the use or occupancy of, the Premises (or any portion thereof), or enter into any lease, license, sublease, occupancy agreement or other agreement (collectively, “Lease”) involving or providing for the use or occupancy of the Premises (or any portion thereof), in any manner that would be a violation of any federal, state or local law relating to the use, sale, possession, cultivation or distribution of any controlled substances, including without limitation any activity (whether for commercial or personal purposes) regulated under the Compassionate Use Act of 1996 or any other California law relating to the medicinal use or distribution of marijuana (collectively, “Prohibited Drug Law Activities”) or entering into a Lease with any Person engaged or intending to engage in any Prohibited Drug Law Activities.

Any Lease involving or providing for the use or occupancy of the Premises entered into by Borrower during the term of the Loan shall expressly prohibit the tenant or other occupant of the Premises (or any portion thereof) from engaging or permitting others to engage in any Prohibited Drug Law Activities. In the event that Borrower becomes aware that any tenant, occupant or other Person is or may be using, occupying or leasing the Premises (or any portion thereof) with the intent to engage or is engaged in any Prohibited Drug Law Activities, Borrower shall terminate its agreement with such tenant, occupant or other Person and take all actions permitted under applicable law to discontinue such activities in or on the Premises and shall immediately notify Lender regarding the Prohibited Drug Law Activities and Borrower’s actions to terminate such agreement and the Prohibited Drug Law Activities. Borrower shall keep Lender advised of each action it takes or plans to take in compliance with the requirements of this section.

Compliance with this section is a material consideration and inducement to Lender in its agreement to extend the Loan and other financial accommodations to Borrower hereunder. Any failure of Borrower to comply with the requirements under this section shall constitute a non-curable Event of Default upon written notice by Lender to Borrower thereof and, notwithstanding any provision herein or in the Loan Documents with respect to the right to cure an Event of Default, upon the occurrence of any breach, default or non-compliance of or under this section, Lender shall have the right to immediately exercise any and all remedies to which it may be entitled hereunder, under any of the other Loan Documents or otherwise under law.

PROMISSORY NOTE

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In addition and not by way of limitation, Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any loss, claim, damage or liability arising from or related to Borrower’s breach or violation of the covenants set forth herein. Borrower shall, within ten (10) business days following a request from Lender, provide Lender with a written statement setting forth its efforts to comply with the provisions of this section and stating whether, to Borrower’s knowledge, any Prohibited Drug Law Activities are or may be on-going or have occurred in, on or around the Premises.

For purposes of this section, the capitalized term “Person” means any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

COLLECTORS UNIVERSE, INC.

By: /s/ JOSEPH WALLACE

Joseph Wallace, CFO/Assistant Secretary of

Collectors Universe, Inc.

* “The parties hereto have entered into that certain Addendum to Promissory Note (“Addendum”) dated as of even date herewith, which modify certain terms and provisions of this Promissory Note. In the event of any conflict between any provisions of the Promissory Note and any provisions of the Addendum, the provisions of the Addendum shall control and supersede the conflicting provisions of this Promissory Note.”

COLLECTORS UNIVERSE, INC.		ZB, N.A. dba CALIFORNIA BANK & TRUST

By"	/s/ JOSEPH WALLACE	By:	/s/ Matt Bullock
	Joseph Wallace, CFO of Collectors Universe, Inc.		Authorized Signer

ADDENDUM TO PROMISSORY NOTE

This Addendum to Promissory Note ("Addendum") is dated as of January 10, 2017 by and between Collectors Universe, Inc., a Delaware corporation ("Borrower"), and ZB, N.A., dba California Bank & Trust ("Lender"), with reference to the following:

A.     Concurrently herewith, Borrower and Lender (who shall sometimes be referred to herein, collectively, as the “parties"), are entering into a Business Loan Agreement, pursuant to which Lender is providing Borrower with a $10 million unsecured revolving credit line (the “Credit Line”) and, pursuant thereto, Borrower is executing, and delivering to Lender, that certain promissory note dated of even date herewith (the “Promissory Note” or the “Note”) to evidence borrowings by Borrower under the Credit Line;

B.     That Promissory Note is Lender’s standard form of promissory note which does not reflect or incorporate all of, and in certain respects conflicts with, the understandings and agreements of the parties that will govern respective rights and obligations of the parties under the Note; and

C.     Accordingly, the parties are hereby entering this Addendum to modify the Promissory Note in various respects, as set forth hereinafter, to accurately reflect the intentions and set forth all of the agreements of the parties in, and their respective rights and obligations under, the Promissory Note.

NOW, THEREFORE, with the intent to be legally bound and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties expressly agree as follows:

A.     Addendum Controls. This Addendum is hereby made an integral part of the Promissory Note and amends and modifies the Promissory Note in the manner and to the extent set forth hereinafter. In the event of any conflict between any provisions of the Lender’s standard form promissory note and any provisions of this Addendum, the provisions of this Addendum shall control and supersede the conflicting provisions of the standard form promissory note.

B.     Amendments and Modifications to the Promissory Note. The provisions of the Lender’s standard form promissory note are hereby modified and amended in the manner and to the extent set forth below.

1.     The second to final sentence in the paragraph entitled "VARIABLE INTEREST RATE" on page 1 of the Note is hereby replaced with the following:

"Unless Borrower has designated a different interest rate index as provided hereinbelow, interest on the unpaid principal balance of this Note will be calculated in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.250 percentage points over the Index, resulting in an initial rate of 2.914%."

2.     Section (6) under the paragraph "Applicable Interest Rate" on page 2 of the Note is hereby amended to read as follows:

"(6) Upon the occurrence and during the continuance of an Event of Default (as defined below), Lender shall no longer be obligated to honor any Rate Requests."

3.     The first two sentences of the paragraph entitled "PREPAYMENT; MINIMUM INTEREST CHARGE" on page 2 of the Note are hereby amended to read in their entirety as follows:

“Borrower may, without penalty or other charge, pay at any time or from time to time all or any portion of the amount owed earlier than due.”

4.     Under the heading "DEFAULT", the paragraph entitled "Default in Favor of Third Parties" on page 3 of the Note is hereby amended to read as follows:

"Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or other party thereto that would materially and adversely affect Borrower's ability to repay the Loans or perform its obligations under this Note or any of the Related Documents."

5.     Under the heading "DEFAULT", the paragraph entitled "False Statements" on page 3 of the Note is hereby amended to read as follows:

"False Statements. Any warranty, representation or statement made or furnished in writing to Lender by Borrower or on Borrower's behalf under this Note or the related documents was false or misleading, in any material respect, when made or furnished or becomes false or misleading in any material respect at any time thereafter."

6.     The word "material" is hereby added between the words "any" and "part" in the section entitled "Insolvency" under the heading entitled "DEFAULT" on page 3 of the Note.

7.     Under the heading "DEFAULT", the first sentence of the paragraph entitled "Creditor or Forfeiture Proceedings" on page 3 of the Note is hereby amended to read as follows:

"Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceedings, self-help repossession or any other method, by any creditor of Borrower or by any governmental agency against a material portion of Borrower's assets."

8.     Under the heading "DEFAULT", the second sentence of the paragraph entitled "Creditor or Forfeiture Proceedings" on page 3 of the Note is hereby deleted in its entirety.

9.     Under the heading "DEFAULT", the paragraph entitled "Change in Ownership"

on page 3 of the Note is hereby amended to read in its entirety as follows:

"Change in Ownership. Any change in ownership of forty-nine percent (49%) or more of the common stock of Borrower, except as a result of sales of shares of common stock in SEC-registered offerings."

10.     Under the heading "DEFAULT", the paragraph entitled "Adverse Change" on page 3 of the Note is hereby amended in its entirety to read as follows:

"Adverse Change. A material adverse change occurs in Borrower's financial condition."

11.     Under the heading entitled "DEFAULT", the paragraph entitled "Insecurity" on page 3 of the Note is hereby deleted in its entirety.

12.     Under the heading "DEFAULT", the paragraph entitled "Cure Provisions" on page 3 of the Note is hereby amended in its entirety to read as follows:

"Cure Provisions. If any Event of Default, other than default in payment, is curable, it may be cured if, after Lender sends written notice to Borrower demanding cure of such default, Borrower: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's reasonable discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical."

13.     The words "and Michele Taylor, Controller." are hereby added to the end of the third sentence of the paragraph entitled "LINE OF CREDIT" on page 3 of the Note.

14.     The paragraph entitled "DEPOSIT ACCOUNT SECURITY" on page 3 of the Note is hereby deleted in its entirety.

15.     Except in its penultimate sentence, wherever the term “undersigned” appears in the section entitled “WAIVER OF DEFENSES AND RELEASE OF CLAIMS” on page 3 of the Note, such term shall mean the Borrower.

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16.     Clause (i) of the section entitled “WAIVER OF DEFENSES AND RELEASE OF CLAIMS” on page 3 of the Note is amended to read in its entirety as follows:

“(i) represents that it does not have any defenses to or set offs against any indebtedness or other obligations owing by Borrower to Lender or Lender’s affiliates (“Obligations”), nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to the Obligations,”

17.     Under the heading "PROHIBITED DRUG LAW ACTIVITIES" on page 4 of the Note, the second paragraph is hereby amended in its entirety to read as follows:

"Any lease entered into by Borrower providing for the use or occupancy of premises in which Borrower is landlord during the term of the Loan shall expressly prohibit the tenant under such lease or other occupant of such premises (or any portion thereof) from engaging or permitting others to engage in any Prohibited Drug Law Activities."

IN WITNESS WHEREOF, Borrower and Lender have executed this Addendum to Promissory Note as of the date first set forth above.

BORROWER:

COLLECTORS UNIVERSE, INC.,

a Delaware corporation

By: s/ JOSEPH WALLACE

Name: Joseph Wallace

Its:      CFO/Assistant Secretary

LENDER:

Z.B. N.A. dba California Bank & Trust

By:   /s/ MATT BULLOCK

Name:   Matt Bullock

Its:        Senior Vice President

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